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                                                                 EXHIBIT 10.4


November 21, 1996


Mr. John Pence
President
Ontrack Data International, Inc.
6321 Bury Drive, Suite 15-21
Eden Prairie, MN 55346

Re: Software License Agreement for Seagate Technology dated June 25, 1996

Dear Mr. Pence:

Pursuant to Section 1 of the above-referenced Agreement, this is to notify ONTRACK that Seagate is hereby exercising its right to extend for an additional six (6) month period its exclusive licensing rights for the PRODUCT as defined in the Agreement. Seagate understands that its right to exercise is subject to the conditions specified in the Agreement.

Sincerely,


/s/ Thomas F. Mulvaney
     Sr. V.P. and General Counsel